UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2025
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 14, 2025, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that its subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”), will showcase its Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”) at the 2nd Indonesia International Emergency, Disaster Reduction and Rescue Expo (“EDRR Indonesia”).

The event is taking place from August 13 to 15, 2025, at the Jakarta International Expo Center and is co-organized by the China Council for the Promotion of International Trade Shanghai. EDRR Indonesia will feature leading disaster preparedness, response, and recovery solutions, creating a platform to connect China’s emergency technology capabilities with Indonesia’s growing market needs.

Under the theme “Empowering Connectivity, Commanding Response,” JiuGe Technology will demonstrate how its C2 Platform combines on-the-move satellite communications, high-definition video transmission, and intelligent conferencing systems to ensure uninterrupted operational command during crises or emergencies, even in the absence of public networks.

“We see this as an important step in expanding our footprint in Southeast Asia and forging collaborations that strengthen disaster resilience across the region,” said Martin Shen, CEO of FingerMotion. “With 10 vehicles and other equipment already deployed for beta testing, showcasing our C2 Platform at EDRR Indonesia allows us to fully demonstrate how reliable, real-time communication can empower first responders and agencies to act decisively, even in the most challenging conditions.”

As previously announced, the C2 Platform includes a unified in-vehicle communications unit, a smart PTZ (pan-tilt-zoom) camera, a satellite communications terminal for continuous video, voice, and data communication, an unmanned aerial vehicle, and a multimedia command and dispatch system that integrates multiple mobile (4G/5G), satellite, and private networks.

JiuGe Technology has secured contracts from government emergency response agencies across several Chinese cities to equip their emergency vehicles with FingerMotion’s C2 Platform, enhancing local disaster response capabilities. The platform’s initial deployment is already operational in multiple regions, and has attracted strong interest from key stakeholders, including Indonesia’s National Disaster Management Agency (BNPB), National Search and Rescue Agency (Basarnas), and other industry partners.

By participating in EDRR Indonesia, JiuGe Technology aims to expand its presence in Southeast Asia and align its solutions with Indonesia’s evolving emergency management infrastructure.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 14, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 14, 2025	By:	/s/ Martin J. Shen
Martin J. Shen
CEO and Director